Exhibit 10.40

February 19, 2019

FlexShopper, LLC

2700 N. Military Trail, Suite 200

Boca Raton, Florida 33431

Ladies and Gentlemen:

The purpose of this letter is to advise FlexShopper, LLC, a North Carolina limited liability company (“Borrower”), that Lender hereby commits to provide to Borrower on the date hereof $2,000,000 of subordinated debt financing on the terms set forth in the form of promissory note attached hereto as Exhibit A (the “Subordinated Promissory Note”) and on the terms set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subordinated Promissory Note.

1. Commitment. Lender’s commitment is subject only to the following conditions:

(a) On the date hereof, Borrower shall have paid to Lender a one-time commitment fee in an aggregate amount equal to $40,000 (representing 2% of Lender’s aggregate commitment) and

(b) Borrower shall have duly executed and delivered to Lender the Subordinated Promissory Note; and

2. Right of First Offer.

(a) Subject to the terms of this Section 2, Borrower hereby agrees with Lender that during the period commencing on the date hereof and ending on the date of making by Lender or its affiliates of additional loans to Borrower (not including the loan made pursuant hereto on the date hereof) in an aggregate amount equal to $2,000,000 (the “ROFO Period”), Borrower shall not incur any debt financing that is contractually subordinated to the indebtedness under Senior Credit Agreement (“Subordinated Financing”) from any other person or entity without first offering to Lender the right to provide Borrower with such Subordinated Financing.

(b) If, during the ROFO Period, Borrower desires to obtain any Subordinated Financing, as determined by Borrower in its sole and absolute discretion, then Borrower shall deliver to Lender notice (the “ROFO Notice”), which may be delivered by email, not less than three (3) days prior to the date proposed by Borrower for receipt of such Subordinated Financing (such period, the “Funding Period”). Each ROFO Notice shall specify the amount of Subordinated Financing being requested by Borrower, which shall be in a minimum amount of $100,000, and the account designated by Borrower for receipt thereof. To exercise the right of first offer set forth herein, Lender shall deliver, by wire transfer of immediately available funds, the amount of Subordinated Financing requested in the ROFO Notice (less a funding fee in an amount equal to 2% of the amount so requested and funded) to the account designated therein no later than 5 p.m. (Boca Raton time) on the last day of the Funding Period. Any such Subordinated Financing funded by Lender in accordance herewith shall have (and this letter agreement shall evidence the parties agreement with respect to) the same terms and conditions as the Subordinated Promissory Note attached hereto as Exhibit A except that the maturity date of such Subordinated Financing shall be the date that is the last day of the first full calendar month occurring two years and four months after funding thereof. Promptly following request, Borrower shall deliver to Lender a promissory note in substantially the form of Exhibit A, but which promissory note shall give effect to the terms of such Subordinated Financing as set forth in this Section 2.

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(c) Notwithstanding anything to the contrary contained herein, Lender shall forfeit all rights under this Section 2, the ROFO Period and this Section 2 shall immediately and automatically terminate upon the failure of Lender to timely fund any Subordinated Financing within the time period set forth in the preceding subsection (b) following receipt of a ROFO Notice, time being of the essence. Upon such termination, Borrower shall be free to obtain Subordinated Financing without any requirement to comply herewith.

3. Reporting. Until repayment of all amounts owing under the Subordinated Promissory Note or any other Subordinated Financing by Lender pursuant to Section 2 above, Borrower shall provide to Lender copies of the monthly covenant reporting package delivered to, and notices of default received from, the lender under Senior Credit Agreement.

4. Representations. Lender represents and warrants that the following are true and correct: (a) Lender is not acquiring the Subordinated Promissory Note (or making any other Subordinated Financing) with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, and (b) Lender (i) is an “accredited investor” as defined in Rule 501 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Promissory Note and all other Subordinated Financing. Further, Lender is familiar with the business and affairs of Borrower and its subsidiaries and has conducted such due diligence as it has deemed necessary and desirable in making its investment decision.

5. Miscellaneous.

Each party shall be responsible for its own fees and expenses, including, without limitation, legal fees, incurred by it in connection with this letter agreement, the Subordinated Promissory Note and any other Subordinated Financing.

This letter agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto; provided, however, Lender may assign this letter agreement or any rights hereunder to any affiliated entity under common control and ownership as Lender (and any purported assignment without such consent shall be null and void), and is solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This letter agreement may not be amended or waived except in a written instrument signed by Borrower and Lender. The provisions of this letter agreement shall remain in full force and effect from and after the date hereof until payment in full of all Subordinated Financing by Lender to Borrower. This letter agreement and the Subordinated Promissory Note constitute the entire agreement among the parties hereto with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof not expressly set forth or referred to herein or in the Subordinated Promissory Note. In the event of any conflict between the terms and provisions of this letter agreement and the terms and provisions of the Subordinated Promissory Note, the terms and provisions of this letter agreement shall govern and control.

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This letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document. Delivery of an executed signature page of this letter agreement by facsimile or electronic (including "PDF") transmission shall be effective as delivery of a manually executed counterpart hereof.

This letter agreement, and all matters relating hereto or thereto or arising therefrom (whether sounding in contract law, tort law or otherwise), shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of North Carolina, without regard to conflicts of laws principles.

Lender shall hold all information regarding Borrower, its affiliates and their businesses obtained by Lender confidential and shall not disclose such information; provided, however, the foregoing shall not be construed to prohibit the disclosure of any information that is or becomes publicly known or information obtained by Lender from sources other than Borrower other than as a result of a disclosure by the Lender known (or that should have reasonably been known) to be in violation of this provision.

We are pleased to have been given the opportunity to assist you.

Sincerely,

NRNS CAPITAL HOLDINGS LLC

By:	/s/ Howard Dvorkin
Name:	Howard Dvorkin
Title:	Manager

Acknowledged and Agreed:

FLEXSHOPPER, LLC

By:	/s/ Brad Bernstein
Name:	Brad Bernstein, CPA
Title:	CEO & President

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THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

SUBORDINATED PROMISSORY NOTE

$2,000,000.00	February 19, 2019

FOR VALUE RECEIVED, FlexShopper, LLC, a North Carolina limited liability company (“Borrower”), hereby promises to pay to NRNS CAPITAL HOLDINGS LLC, a Florida limited liability company (“Lender”), the principal sum of up to Two Million and 00/100 Dollars ($2,000,000.00) (the “Maximum Amount”), together with interest thereon, subject to the terms and conditions set forth in this Subordinated Promissory Note (this “Note”).

1. Payment of Principal and Interest.

(a) Payments of principal, interest and all other amounts payable on this Note shall be due and payable on June 30, 2021 (the “Maturity Date”). All payments required to be paid under this Note shall be wired to the account designated by Lender.

(b) The unpaid principal balance of this Note shall bear interest at a rate equal to five percent (5.00%) per annum in excess of the non-default rate of interest from time to time in effect under that certain Credit Agreement dated as of March 6, 2015 among FlexShopper 2, LLC, as borrower, Wells Fargo Bank, National Association, as paying agent, WE 2014-1, LLC, as administrative agent (the “Administrative Agent”), and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) computed on the basis of a 360 day year.

(c) Interest shall be payable in arrears on the first day of each calendar month, upon any prepayment to the extent accrued on the amount being prepaid and on the Maturity Date, provided, that no interest shall be payable (and instead such interest shall continue to accrue as simple interest) at any time there at any time that the “Applicable Advance Rate” (as defined in the Senior Debt Documents) exceeds 96%.

(d) Except as otherwise provided in this Section 1(d), this Note may not be prepaid by the Borrower without the written consent of the Lender. Notwithstanding the foregoing, the Borrower may prepay this Note in whole or in part at any time, without premium or penalty, upon a Change of Control (as defined in the Senior Credit Agreement) or with the proceeds of the issuance of any equity interests by FlexShopper, Inc, including, without limitation, upon exercise of any warrants.

(e) All payments of principal and interest shall be made in lawful money of the United States of America and shall be made to Lender at Lender’s address set forth in Section 13 or at such other place as Lender may designate to Borrower in writing.

(f) Lender shall make a notation on Schedule A hereto of each prepayment or repayment made by Borrower, which schedule shall be conclusive evidence of the principal amount then outstanding hereunder, absent manifest error, subject to the next sentence. In the event that the Lender fails to make a notation on Schedule A, then the amount showing as owing from Borrower to Lender on the books and records of the Lender shall be conclusive evidence of the principal amount then outstanding hereunder, absent manifest error.

2. Security. As collateral security for the payment and satisfaction of the unpaid principal balance of this Note and all interest accrued thereon, and subject to the rights of the Senior Creditors as described in Section 12, Borrower hereby grants to Lender a continuing, first-priority security interest in and to all of the Collateral. The Collateral means each and all of the following:

A. the Accounts;

B. the Equipment;

C. the Inventory;

D. the General Intangibles;

E. the Negotiable Collateral;

F. any money, deposit accounts or other assets of Borrower in which Lender receives a security interest or which hereafter come into the possession, custody or control of Lender;

G. all Supporting Obligations;

H. all Investment Property;

I. all Letter of Credit Rights; and

J. the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral, or any portion thereof, and any and all Accounts, Equipment, Inventory, General Intangibles, Negotiable Collateral, the Investment Property, the Letter of Credit Rights, the Supporting Obligations, money, deposit accounts or other tangible and intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

The capitalized terms used in the definition of the Collateral shall have the meanings ascribed to them under the Uniform Commercial Code as adopted in the State of North Carolina (the “UCC”).

3. Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a) Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina, (ii) has all requisite limited liability company power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, (iii) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on Borrower, and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under this Note and to borrow hereunder;

(b) The execution, delivery and performance by Borrower of this Note (i) has been duly authorized by all necessary action, (ii) do not and will not contravene or violate the terms of its corporate constitutional documents or any amendment thereto or any law applicable to Borrower or its assets, business or properties, (iii) do not and will not (1) conflict with, contravene, result in any violation or breach of or default under any material contractual obligation of Borrower (with or without the giving of notice or the lapse of time or both), (2) create in any other person a right or claim of termination or amendment of any material contractual obligation of Borrower, or (3) require modification, acceleration or cancellation of any material contractual obligation of Borrower, and (iv) do not and will not result in the creation of any lien (or obligation to create a lien) against any property, asset or business of Borrower; and

(c) Borrower has duly executed and delivered this Note and this Note constitutes the legal, valid and binding obligations Borrower, enforceable against Borrower in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

(d) Borrower shall prepare a UCC-1 financing statement and hereby authorizes Lender to file such UCC-1 financing statement and any other necessary documents to perfect Lender’s security interest in the Collateral.

4. Events of Default. The following shall constitute “Events of Default” with respect to this Note:

(a) Borrower shall fail to pay the principal of, or interest on, this Note, the Senior Credit Agreement, or the Senior Debt (defined below) when the same becomes due and payable in accordance with the terms hereof;

(b) Any representation or warranty made by Borrower in Section 3 hereof shall fail to be true and correct in all material respects or Borrower shall default in the performance of any of its obligations under this Note or the letter agreement concerning this Subordinated Promissory Note dated and delivered as of the date hereof; or

(c) Borrower makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Borrower, or commences any proceedings relating to Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Borrower and Borrower indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for ninety (90) days.

5. Consequences of Event of Default. Upon the occurrence of any such Event of Default and during the continuation thereof, the unpaid principal balance of this Note and accrued and unpaid interest hereon shall become immediately due and payable upon such occurrence without action by Lender and Lender shall have all other rights and remedies provided by applicable law. Lender shall have all of the rights and remedies of a secured party under the UCC.

6. Remedies are Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other loan documents.

7. Costs of Collection. In the event that this Note is not paid when due, Borrower shall also pay or reimburse Lender for all reasonable costs and expenses of collection, including, without limitation, reasonable attorneys’ fees.

8. Default Interest Rate. Upon the occurrence of any Event of Default, any principal balance remaining unpaid under this Note shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable hereto.

9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflicts of law provisions thereof.

10. Waiver. Borrower waives presentment for payment, demand, protest, notice of dishonor, notice of protest, diligence on bringing suit against any party hereto, and all defenses on the ground of any extension of the time of payment that may be given by Lender to it. Borrower agrees not to assert against Lender as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Borrower may have against any other party liable to Lender for all or any part of the obligations under this Note. All rights of Borrower hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regard less of whether Borrower receives any notice of): (i) any lack of validity or enforceability of any provision of this Note; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the obligations hereunder or any other amendment or waiver of or any consent to any departure from any provision herein; or (iii) any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law, Borrower hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the obligations of Borrower hereunder.

11. Waiver of Jury Trial. The parties hereby waive all right to trial by jury in any action or proceedings of any kind or nature, arising on, under or by reason of or relating to, this Note.

12. No Right of Set-Off. As of the date hereof, Borrower represents that it has no claims or offsets against Lender in breach of contract, breach of warranty, express or implied, negligence or for any other type of legal action under this Note or otherwise.

13. Subordination.

(a) Lender agrees that the obligations represented by this Note shall be in all respects subordinate in payment and junior in priority to all indebtedness, liabilities and other obligations (collectively, the “Senior Debt” and the holders of such Senior Debt, the “Senior Creditors”) owing under the Senior Credit Agreement and the other agreements, instruments and documents executed and delivered in connection therewith, as amended, modified or increased (collectively, the “Senior Debt Documents”).

(b) Until all Senior Debt shall have been paid in full in cash and all commitments to advance Senior Debt have terminated, (i) no payment may be made on this Note, whether of principal or interest or other obligations, at any time that the “Applicable Advance Rate” (as defined in the Senior Debt Documents) exceeds 96% or an “Event of Default” (as defined in the Senior Debt Documents) exists, (ii) the Lender shall not (A) take any action or exercise any remedy against the Borrower under this Note (other than the imposition of the default rate of interest as set forth herein); or (B) commence, or join with any other creditor of the Borrower in commencing any insolvency or similar proceeding against the Borrower (iii) the Lender waives all rights of subrogation, reimbursement and any similar rights with respect to the indebtedness evidenced by this Note and (iv) any and all liens and security interests of Lender in any collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of the Senior Creditors in such collateral, whether or not valid or perfected, regardless of the time, manner or order of attachment, grant or perfection of any such liens and security interests and regardless of any provision of the Uniform Commercial Code of any jurisdiction or any other law or any other circumstance.

(c) In case any funds shall be paid or delivered to the Lender in violation hereof, such funds shall be held in trust by the Lender for, and paid and delivered to, the Senior Creditors (in the form received, together with any necessary endorsements) upon demand.

(d) The priority of the Senior Debt (whether or not such amounts are deemed allowable or recoverable) set forth above shall continue during any insolvency, receivership, bankruptcy, dissolution, liquidation, or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Borrower, under any bankruptcy or insolvency law or laws.

(e) The Lender expressly waives all notice of the acceptance by any Senior Creditor of the subordination and other provisions of this Note.

Without limitation of the foregoing, the Senior Creditors (including, without limitation, the Administrative Agent under the Senior Credit Agreement) are express third party beneficiaries of the terms and conditions contained in this Section 12 and shall be entitled to enforce such terms and conditions directly, as if they were parties to this Note. Furthermore, until all Senior Debt shall have been paid in full in cash and all commitments to advance Senior Debt have terminated, this Section 12 may not be amended, restated, supplemented or otherwise modified without the prior written consent of the Administrative Agent and the Required Lenders (as defined in the Senior Credit Agreement).

14. Notices. Any notice pursuant to this Note must be in writing and will be deemed effectively given to another patty on the earliest of the date (a) three (3) business days after such notice is sent by registered U.S. mail, return receipt requested, (b) one (1) business day after receipt of confirmation if such notice is sent by facsimile, (c) one (1) business day after delivery of such notice into the custody and control of an overnight courier service for next day delivery, (d) one (1) business day after delivery of such notice in person and (e) such notice is received by that party; in each case to the appropriate address below (or to such other address as a party may designate by notice to the other party):

If to Borrower:

FlexShopper, LLC

2700 N. Military Trail, Suite 200

Boca Raton, FL 33431

Attn: Brad Bernstein

If to Lender:

NRNS Capital Holdings LLC

7809 Galleon Court

Parkland, FL 33067

15. Severability. Any provision of this Note that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

16. Counterparts. This Note may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Note constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Note by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Note.

Borrower has caused this Note to be duly executed, and Lender has accepted this Note, as of the day and year first above written.

Borrower:

FLEXSHOPPER, LLC

By:	/s/ Brad Bernstein
Name:	Brad Bernstein
Title:	CEO

ACCEPTED:

Lender:

NRNS CAPITAL HOLDINGS LLC

By:	/s/ Howard Dvorkin
Name:	Howard Dvorkin
Title:	Manager

Schedule A to Subordinated Promissory Note

Payment Schedule

Date	Principal Payment	Principal Balance